Exhibit 10.8

                  NONSTATUTORY STOCK OPTION AGREEMENT AND GRANT
                                 PURSUANT TO THE
          SAFETY COMPONENTS INTERNATIONAL, INC. 2001 STOCK OPTION PLAN

     This  Nonstatutory  Stock Option  Agreement and Grant is entered into as of
______________  between  SAFETY  COMPONENTS  INTERNATIONAL,   INC.,  a  Delaware
corporation (the "Company"), and ____________________ (the "Optionee").

     WHEREAS, the Company has adopted the Safety Components International, Inc. 2001 Stock Option Plan (the "Plan"), pursuant to which the Company may, from time to time, grant stock options to and enter into Nonstatutory Stock Option Agreements with, eligible employees and other individuals providing services to the Company or any Subsidiary (as defined below);

     WHEREAS, pursuant to the Plan, the Company has determined to grant to the Optionee stock options to purchase shares of Common Stock (as defined below) of the Company, which options shall be subject to the terms and conditions of this Nonstatutory Stock Option Agreement and Grant.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

     1. Definitions. For purposes of this Nonstatutory Stock Option Agreement and Grant, when capitalized the following terms shall have the meanings indicated:

          (a) "Act" shall mean the Securities Act of 1933, as amended.

          (b) "Board" shall mean the Board of Directors of the Company.

          (c) "Cause" shall mean any act, action or series of acts or actions or any omission, omissions, or series of omissions which result in, or which have the effect of resulting in, any of the following: (i) the Optionee's commission of fraud, embezzlement or theft in connection with the
     Optionee's duties for the Company or any Subsidiary; (ii) the Optionee's commission of a misdemeanor involving moral turpitude or the Optionee's commission of a felony; (iii) the wrongful material damage to Company or Subsidiary property by the Employee; (iv) the wrongful disclosure of any secret process or confidential information of the Company or any Subsidiary; (v) the violation of any non-disclosure, non-solicitation or non-competition covenants to which the Optionee is subject; (vi) the Optionee's intentional or grossly negligent breach of any stated material employment policy of the Company or any Subsidiary; or (vii) the Optionee's refusal to follow reasonable directions or instructions of a more senior officer or the Board as to which the Company has notified the Optionee in writing and such refusal shall have continued for a period of three (3) business days after actual receipt of such notice.


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

          (d) "Change of Control" will be deemed to have occurred upon:

               (i) the acquisition by any one person or a group of associated persons (the "Person") of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the shares of Common Stock then outstanding (the "Outstanding Common Stock") or the voting securities of the Company then outstanding entitled to vote generally in the election of directors (the "Outstanding Voting Securities"), if such acquisition of beneficial ownership would result in such Person beneficially owning either individually or in the aggregate 50.1% or more of the Outstanding Common Stock or 50.1% or more of the combined voting power of the Outstanding Voting Securities; provided, however, that immediately prior to such acquisition such Person(s) was not a direct or indirect beneficial owner of 50.1% or more of the Outstanding Common Stock or 50.1% or more of the combined voting power of Outstanding Voting Securities, as the case may be; and provided further, however, that if such acquisition is by a person who was a shareholder of the Company as of October 31, 2000, then a Change of Control does not occur unless both this Subsection (i) and Subsection (iii)'s change in Board composition provisions are met; or

               (ii) approval by the stockholders of the Company of a reorganization, merger, consolidation, substantial liquidation or dissolution of the Company, sale or disposition of all or substantially all of the assets of the Company, or similar corporate transaction (in each case referred to herein as a "Corporate Transaction"); provided, however, in any such case, payment of any benefits, or amounts (cash, stock or otherwise) shall be conditioned upon the actual consummation of such Corporate Transaction; or

               (iii) a change in the composition of the Board such that the individuals who, immediately prior to the Effective Date, constitute the Board (such Board hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board on or subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was as a result of the retirement, resignation or removal of a Board member in the ordinary course of business and was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule l4a-11 of Regulation 14A under the Securities Exchange Act of 1934 (as amended from time to time), including any successor to such Rule) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person(s) other than the Board shall not be so considered as a member of the Incumbent Board.

          (e) "Class A Option" shall mean the Class A Option to purchase shares of Common Stock granted to the Optionee pursuant to this Option Agreement and described in Section 2(a) below.

          (f) "Class B Option" shall mean the Class B Option to purchase shares of Common Stock granted to the Optionee pursuant to this Option Agreement and described in Section 2(b) below.


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

          (g) Intentionally omitted.

          (h) "Code" shall mean the Internal Revenue Code of 1986, as amended, any successor revenue laws of the United States and the rules and regulations promulgated thereunder.

          (i) "Committee" shall mean the committee of members of the Board that is designated by the Board to administer the Plan. In the event that no such Committee exists or is appointed, "Committee" shall mean the Board.

          (j) "Common Stock" shall mean the Common Stock, par value $0.01 per share, of the Company.

          (k) "Constructive Termination" shall mean the Optionee's voluntary termination of employment within 60 days (or 120 days in the event a Change of Control also has occurred) following the occurrence of any of the following: (i) a change in the Optionee's duties or responsibilities, or a change in the Optionee's reporting relationships, either of which results in or reflects a material diminution of the scope or importance of the Optionee's responsibilities; (ii) a reduction in the Optionee's then current base salary or annual target bonus; (iii) a reduction in the level of benefits available or awarded to the Optionee under employee and officer benefit plans and programs including, but not limited to, annual and long-term incentive and stock-based plans and programs (other than as part of reductions in such benefit plans or programs affecting similarly situated employees of the Company); (iv) any failure of any acquirer following a Change of Control to agree to be bound by this Option
     Agreement, or (v) a relocation of the Optionee's primary employment location which is more than 50 miles from his current primary employment location; provided, however, that for Constructive Termination to have been deemed to have occurred, the Optionee must give the Company written notice, at least 30 days prior to the date the Optionee intends to terminate his employment, providing a description of the events constituting Constructive Termination hereunder and, in the event the Company corrects or cures such events prior to the conclusion of such 30 day period, then Constructive Termination shall not exist hereunder.

          (l) "Disability" shall mean the inability or failure of a person to perform those duties for the Company or any Subsidiary traditionally assigned to and performed by such person because of the person's then-existing physical or mental condition, impairment or incapacity. The fact of disability shall be determined by the Committee in its reasonable discretion, and shall be determined using the same definition of disability as would qualify the person for disability benefits under the Company's long term disability program generally applicable to that person. The Committee may consider such evidence as it considers desirable under the circumstances, and the Committee's determination shall be final and binding upon all parties.

          (m) "Exercise Date" shall mean the business day, during the applicable Option Period, upon which the Optionee delivers to the Company the written notice and consideration contemplated by Section 5 of the Plan.

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

          (n) "Fair Market Value" shall mean the fair market value of the Common Stock determined as provided in the Plan.

          (o) "Family Member" shall mean the Optionee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, or any person sharing the Optionee's household (other than a tenant or employee).

          (p) "Involuntary Termination Without Cause" shall mean any of the following: (i) the dismissal of, or the request for the resignation of, a person, by court order, order of any court-appointed liquidator or trustee of the Company, or the order or request of any creditors' committee of the Company constituted under the federal bankruptcy laws, provided that such order or request contains no specific reference to Cause; (ii) the dismissal of, or the request for the resignation of, a person, by a duly constituted corporate officer of the Company, or by the Board, for any reason other than for Cause; or (iii) the Optionee's Constructive Termination.

          (q) "Options" shall mean the Class A Option and the Class B Option to purchase shares of Common Stock granted to the Optionee pursuant to this Option Agreement.

          (r) "Option Agreement" shall mean this Nonstatutory Stock Option Agreement and Grant between the Company and the Optionee by which the Options are granted to the Optionee pursuant to the Plan.

          (s) "Option Period" shall mean (i) with respect to the Class A Option, the period commencing as of the date hereof and ending October 31, 2010; and (ii) with respect to the Class B Option, the period commencing as of the date hereof and ending October 31, 2010; or in each case such earlier date as when this Option Agreement may be terminated by its terms.

          (t) "Permitted Transferee" shall mean a Family Member, a trust in which Family Members have more than fifty percent of the beneficial interest, a foundation in which Family Members (or the Optionee) control the management of assets, and any other entity in which Family Members (or the Optionee) own more than fifty percent of the voting interests.

          (u) "Plan" shall mean the Safety Components International, Inc. 2001 Stock Option Plan, as amended from time to time.

          (v) "Subsidiary" shall mean any subsidiary entity of the Company.

          (w) "Termination of Continuous Service" shall mean the Optionee's ceasing to perform services for the Company and its Subsidiaries. Subject to applicable law, the Committee may determine in its reasonable discretion whether the Optionee's continuous service has terminated and the effective date of such termination.


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

     2. Grant of Options. Subject to the terms and conditions set forth in this Option Agreement, the Company hereby grants to the Optionee the following Options to purchase shares of Common Stock from the Company:

          (a) Class A Option. Effective May ___, 2001, the Company hereby grants to the Optionee an option to purchase from the Company up to but not exceeding in the aggregate ________ shares of Common Stock at an exercise price per share equal to $8.75, the Fair Market Value per share of the Common Stock on the date of grant, subject to adjustment to $.01 per share in the event of a Change of Control (the "Class A Option").

          (b) Class B Option. Effective May ___, 2001, the Company hereby grants to the Optionee an option to purchase from the Company up to but not exceeding in the aggregate ________ shares of Common Stock at an exercise price per share equal to $8.75, the Fair Market Value per share of the Common Stock on the date of grant (the "Class B Option").

     3. Vesting and Exercise of Options. The Options granted in paragraph 2 above shall vest and become exercisable in accordance with the following terms and procedures:

          (a) Class A Option. Subject to Section 7 below regarding a Change of Control, the Class A Option shall vest as follows, provided that the Optionee has not incurred a Termination of Continuous Service as of the relevant vesting date: (i) one-third of the total number of shares of Common Stock covered by the Class A Option shall be immediately vested;
     (ii) an additional one-third of the total number of shares of Common Stock covered by the Class A Options shall vest October 31, 2002; and (iii) the final one-third of the total number of shares of Common Stock covered by the Class A Option shall vest on October 31, 2003. The Option shall terminate on the expiration of the Option Period, if not earlier terminated pursuant to this Option Agreement.

          (b) Class B Option. Subject to Section 7 below regarding a Change of Control, the Class B Option shall vest as follows, provided that the Optionee has not incurred a Termination of Continuous Service as of the relevant vesting date: (i) one-third of the total number of shares of Common Stock covered by the Class B Option shall vest on October 31, 2001;
     (ii) an additional one-third of the total number of shares of Common Stock covered by the Class B Option shall vest on October 31, 2002; and (iii) the final one-third of the total number of shares of Common Stock covered by the Class B Option shall vest on October 31, 2003. The Option shall terminate on the expiration of the Option Period, if not earlier terminated pursuant to this Option Agreement.

          (c) Intentionally omitted.

          (d) Minimum Exercise Amount. No less than 100 shares of Common Stock may be purchased on any Exercise Date unless the number of shares purchased at such time is the total number of shares in respect of which the Option is then exercisable.


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

          (e) Fractional Shares. If at any time and for any reason any Option covers a fraction of a share, then upon exercise of the Option, the fractional share shall be rounded down to the nearest whole share and disregarded without payment therefore.

          (f) Procedure for Exercise. The Options shall be exercised by the Optionee in accordance with the terms and conditions of Section 5 of the Plan.

          (g) Issuance of Shares. As soon as administratively practicable after the Exercise Date, subject to the receipt of payment of the applicable aggregate option price and payment of any federal, state or local income tax withholding or other employment tax that may be due upon the issuance of the Common Stock as determined by the Company pursuant to Section 8 below, the Company shall issue to the Optionee, and the Optionee shall become the holder of record of, the number of shares with respect to which such Option shall be so exercised.

          (h) Transferability of Options. The Options are not transferable by the Optionee otherwise than (i) by will or the laws of descent and distribution; or (ii) by transfer without consideration to a Permitted Transferee. In the case of a transfer pursuant to (ii) above, the Committee must be notified in advance in writing of the terms of any proposed transfer to a Permitted Transferee. The Permitted Transferee and the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. The provisions of the Plan and this Option Agreement shall continue to apply with respect to the Optionee, and the Option shall be exercisable by the Permitted Transferee only to the extent and for the periods specified herein. The Optionee shall remain subject to withholding taxes upon exercise of any transferred Option by the Permitted Transferee. No assignment or transfer of the Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except as described above, shall vest in the assignee or transferee any interest or right herein whatsoever; but immediately upon any attempt to assign or transfer this Option, except as expressly permitted herein, the same shall terminate and be of no force or effect.

     4. Termination. Each Option granted hereby or that may be granted hereby shall terminate and be of no force or effect, regardless of whether or not such Options are vested, upon and following the earliest to occur of any of the following events:

          (a) Option Expiration. The expiration of the Option Period.

          (b) Termination of Employment Generally. The Optionee's Termination for any reason other than the Optionee's death, Disability or Involuntary Termination Without Cause.

          (c) Involuntary Termination Without Cause. Except as otherwise provided upon a Change of Control in Section 7 below, the expiration of thirty (30) days after the date of the Optionee's Involuntary Termination Without Cause. During such thirty (30) day period, the Optionee shall have the right to exercise the Options which have both been granted and vested in accordance with the terms of this Option Agreement, but only to the extent the Option was exercisable on the date of the Optionee's Involuntary Termination Without Cause. Notwithstanding the foregoing, in lieu of exercising his vested Options, the Optionee may



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

     instead surrender all his Options (of all classes) within the thirty (30) day period following his Involuntary Termination Without Cause, and shall receive instead stock appreciation rights which, in the event of a Change of Control within twenty-four (24) months of the Optionee's Involuntary Termination Without Cause, provide a payment equal to the amount by which the "Change of Control Price" (as determined by the Committee in its discretion to reflect the fair market value of the Common Stock by virtue of the transaction contemplated by the Change of Control) per share of Common Stock exceeds the applicable exercise price per share of Common Stock multiplied by the number of shares of Common Stock subject to the Optionee's vested Options which were surrendered. Such stock appreciation rights shall expire and no longer be of any value at the end of such twenty-four (24) month period.

          (d) Disability. The expiration of ninety (90) days after the Optionee's Termination as a result of the Optionee's Disability. During such ninety (90) day period, the Optionee shall have the right to exercise the Option hereby granted in accordance with the terms of this Option Agreement, but only to the extent the Option was exercisable and vested on the date of the Optionee's Termination.

          (e) Death. In the event of the Optionee's Termination as a result of the Optionee's death, or in the event of the Optionee's death after Termination described in subparagraph (c) or (d) above but within the thirty (30) day or ninety (90) day period described in subparagraph (c) or
     (d) above, upon the expiration of ninety (90) days following the Optionee's death. During such extended period, the Option may be exercised by the person or persons to whom the deceased Optionee's rights under the Option Agreement shall pass by will or by the laws of descent and distribution, but only to the extent the Option was exercisable and vested on the date of the Optionee's Termination.

          (f) Violation of Agreement. The Optionee's violation of any term or condition of any agreement with the Company or a Subsidiary containing secrecy, confidentiality, noncompetition and/or nonsolicitation covenants or clauses.

          (g) Assignment or Transfer. To the extent set forth in Section 3(h) above, upon an attempted assignment or transfer of the Option other than as expressly permitted herein.

     Any determination made by the Committee with respect to any matter referred to in this paragraph 4 shall be final and conclusive on all persons affected thereby.

     5. Rights as Stockholder. An Optionee shall have no rights as a stockholder of the Company with respect to any shares of Common Stock underlying the Options until the Optionee shall have become the holder of record of such Common Stock upon payment of the applicable exercise price in accordance with the terms and provisions hereof. Subject to Section 6 below, no adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date that the Optionee shall have become the holder of record of the shares of Common Stock acquired pursuant to the Options.


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

     6. Adjustments for Changes in Capital Structure; Reorganizations in General. The shares underlying these Options are shares of Common Stock as constituted on the date of this Option Agreement, but if, during the applicable Option Periods and prior to the delivery by the Company of all of the shares of Common Stock with respect to which these Options are granted, there is any change in the Common Stock or capital structure of the Company due to a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or similar event (but not including the exercise of warrants under the Warrant Agreement approved as part of the Company's Chapter 11 Plan of Reorganization approved by the United States District Court for the District of Delaware as of August 30, 2000), unless the Committee should determine otherwise in its reasonable discretion, corresponding adjustments automatically shall be made to the number and kind of shares covered by the Options to the extent they remain outstanding and the exercise price per share under the Options. In addition, the Committee may make such other adjustments as it determines to be equitable. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 6 shall be rounded down to the nearest whole number.

     In the event of a change in the Common Stock as presently constituted, which change is limited to a change of all of the authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

     In the event of a merger of one or more corporations into the Company with respect to which the Company shall be the surviving or resulting corporation, the Optionee shall, at no additional cost, be entitled upon exercise of any of these Options to receive (subject to any required action by shareholders), in lieu of the number of shares as to which these Options shall then be so exercised, the number and class of shares of stock or other securities to which the Optionee would have been entitled pursuant to the terms of the agreement of merger if, immediately prior to such merger, the Optionee had been the holder of record of a number of shares of Common Stock of the Company equal to the number of shares as to which such Option shall be so exercised; provided, however, that, anything herein contained to the contrary notwithstanding, upon the occurrence of a Change of Control the provisions of Section 7 of this Option Agreement also shall apply.

     The existence of these Options shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, dividends, stock dividends, recapitalization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting, the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     7. Change of Control. Notwithstanding any other provision in this Option Agreement or the Plan, the following provisions shall apply in the event of a Change of Control:


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

          (a) Class A Option. To the extent that the Class A Option is outstanding as of the date a Change of Control is determined to have occurred, then, upon the Change of Control, the Class A Option shall become fully vested and exercisable; provided, however, that the foregoing accelerated vesting shall become effective only (i) if the Optionee has not incurred a Termination of Continuous Service as of the Change of Control or
     (ii) in the event the Optionee had an Involuntary Termination Without Cause during a period of time described in subsection (c) below.

          (b) Class B Option. To the extent that the Class B Option is outstanding as of the date a Change of Control is determined to have occurred, then, upon the Change of Control the Class B Option shall become fully vested and exercisable; provided, however, that the foregoing accelerated vesting shall apply only (i) if the Optionee has not incurred a Termination of Continuous Service as of the Change of Control or (ii) in the event the Optionee had an Involuntary Termination Without Cause during a period of time described in subsection (c) below.

          (c) Special Provisions Regarding Involuntary Termination Without Cause. A Change of Control shall be deemed to have occurred on the date on which the Optionee had an Involuntary Termination Without Cause if such Involuntary Termination Without Cause occurs within any of the following periods of time: (i) within ninety (90) days prior to a Change of Control;
     (ii) within ninety (90) days prior to the execution of a definitive written agreement which would result in a Change of Control, but only if the Change of Control is actually consummated within one hundred eighty (180) days following the Involuntary Termination Without Cause; or (iii) if on the date of Involuntary Termination Without Cause the Board had knowledge of a pending Change of Control, but only if the Change of Control is actually consummated within one hundred eighty (180) days following the Involuntary Termination Without Cause. In such event, any election or action which has been taken by Optionee under 4(c) of this Agreement shall be deemed also to apply to any additional Options which become vested pursuant to this
     Section 7(c).

     8. Compliance with Code ss. 280(G)(b)(5). All provisions of this Agreement which are contingent upon a change of control and "parachute payments" as defined by Code ss. 280G ("parachute payments") shall in all cases be subject and contingent upon the approval by a separate vote of the persons who owned, immediately before the change in ownership or control which would trigger the application of Code ss. 280G, more than seventy-five (75%) percent of the voting power of all outstanding stock of the Company. Such seventy-five (75%) percent vote shall be made following adequate disclosures to such voting persons of all material facts concerning all such material parachute payments, and such vote shall determine the right of the individual to receive or return such parachute payment. The provisions of this paragraph shall not apply in the event that a substantial portion of the assets of the Company consists directly or indirectly of stock in a corporation and any ownership interest in such entity is readily tradable on an established securities market or otherwise. To the extent that it is determined by the Company's independent auditors that Code ss.ss. 280G and 4999 apply, then Employee's payments which are deemed to be contingent upon a change of control shall be reduced to the extent that the Company's independent auditors determine that to do so would cause Employee to net more after-tax income than he would receive if such payments were not reduced. The provisions of this paragraph shall in all events be interpreted so as to comply with Code ss. 280G(b)(5) and the regulations, proposed regulations and other official guidance thereunder.

     9. Payment of Withholding Taxes. Upon the Optionee's exercise of his or her Options with respect to any shares of Common Stock in accordance with the provisions of paragraph 3 above, or the Optionee's receipt of a payment pursuant to Section 7(a) or (b) above, the Optionee shall pay to the Company, through payroll or other withholding (which withholding the Optionee hereby authorizes) or other means acceptable to the Company, the amount of any applicable federal, state or local income tax withholding or other employment tax obligations that may arise in connection with or be due upon such exercise or payment, as the case may be. The amount of any such federal, state or local income tax withholding or other employment tax due in such event shall be the statutory minimum amount as determined by the Company and shall be binding upon the Optionee. If the amount requested is not paid, the Company may refuse to issue the Common Stock or make such payment. Nothing in this paragraph shall be construed to impose on the Company a duty to withhold where applicable law does not require such withholding.

     10. No Registration Rights. Nothing in this Option Agreement shall be construed to obligate the Company at any time to file or maintain the effectiveness of a registration statement under the Act, or under the securities laws of any state or other jurisdiction, or to take or cause to be taken any action which may be necessary in order to provide an exemption from the registration requirements of the Act under Rule 144 or any other exemption with respect to the Common Stock or otherwise for resale or other transfer by the Optionee (or by the executor or administrator of such Optionee's estate or a Permitted Transferee or a person who acquired the Option or any Common Stock or other rights by bequest, inheritance or otherwise by reason of the death of the Optionee) as a result of the exercise of an Option granted pursuant to this Option Agreement.

     11. Resolution of Disputes. Any question of interpretation, dispute or disagreement that arises under, or as a result of, or pursuant to, this Option Agreement shall be determined by the Committee in its reasonable discretion, and any such determination or other determination or interpretation by the Committee under or pursuant to this Option Agreement, shall be final, binding and conclusive on all parties affected thereby.

     12. Compliance with the Act. Anything in this Option Agreement to the contrary notwithstanding, if, at any time specified herein for the issuance of Common Stock, any law, regulation or requirements of any governmental authority having jurisdiction in the premises shall require either the Company or the Optionee, in the opinion of the Company's counsel, to take any action in connection with the shares then to be issued, the issuance of such shares shall be deferred until such action shall have been taken, and the Company shall use commercially reasonable efforts in that regard to preserve the benefits to the Optionee contemplated by this Option Agreement. Notwithstanding any provision herein to the contrary or in the Plan, the Company shall be under no obligation to issue any shares of Common Stock to the Optionee upon exercise of the Option granted hereby unless and until the Company has determined that such issuance is either exempt from registration, or is registered, under the Act and is either exempt from registration and qualification, or is registered or qualified, as applicable, under all applicable state securities or "blue sky" laws. The Company may require any person exercising the Options to make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

     13. Miscellaneous.

          (a) Binding on Successors and Representatives. This Option Agreement shall be binding not only upon the parties, but also upon their heirs, executors, administrators, personal representatives, successors and assigns (including any transferee of a party to this Agreement); and the parties agree, for themselves and their successors, assigns (including any transferee of a party to this Agreement) and representatives, to execute any instrument which may be necessary legally to effect the terms and conditions of this Option Agreement.

          (b) Entire Agreement. This Option Agreement, together with the Plan, constitutes the entire agreement of the parties with respect to the Option and supersedes any previous agreement, whether written or oral, with respect thereto. This Option Agreement has been entered into in compliance with the terms of the Plan; wherever a conflict may arise between the terms of this Option Agreement and the terms of the Plan, the terms of the Plan shall control.

          (c) Amendment. Neither this Option Agreement nor any of the terms and conditions herein set forth may be altered or amended orally, and any such alteration or amendment shall be effective only when reduced to writing and signed by each of the parties or their respective successors and assigns.

          (d) Construction of Terms. Any reference herein to the singular or plural shall be construed as plural or singular whenever the context requires.

          (e) Notices. All notices, requests and amendments under this Option Agreement shall be in writing, and notices shall be deemed to have been given when personally delivered or sent prepaid registered mail:

               (i)  if to the Company, at the following address:

                    Safety Components International, Inc.
                    41 Stevens Street
                    Greenville, SC  29605
                    Attention: Vice President of Human Resources

     or at such other address as the Company shall designate by notice.

               (ii) if to the Optionee,  to the Optionee's  address appearing in the Company's records, or at such other address as the Optionee shall designate by notice.

          (f) Governing Law. This Option Agreement shall be governed by, and construed in accordance with, the laws of the State of South Carolina (excluding the principles of conflict of laws thereof).

          (g) Severability. The invalidity or unenforceability of any particular provision of this Option Agreement shall not affect the other provisions hereof, and the Committee may elect in its sole discretion to construe such invalid or unenforceable provision in a manner which conforms to applicable laws or as if such provision was omitted.

          (h) Not Incentive Stock Options. The Options granted hereunder are not intended to be "incentive stock options" under Section 422 of the Code.

     IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the day and year first written above.


SAFETY COMPONENTS                   [NAME OF OPTIONEE]
INTERNATIONAL,  INC.


By:
    -------------------------       ----------------------------- (SEAL)


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